UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 5, 2009
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 5, 2009, Netezza Corporation held its 2009 Annual Meeting of Stockholders. At the meeting, Netezza’s stockholders, upon the recommendation of Netezza’s Board of Directors, approved an amendment to Netezza’s 2007 Stock Incentive Plan increasing the number of shares available for issuance under the plan by 4,000,000 shares to 10,102,427 shares and eliminating the provision of the plan that would have automatically increased the number of shares issuable under the plan on February 1, 2010.
     The amended 2007 Stock Incentive Plan, as approved by Netezza’s Board of Directors and stockholders, was attached as Appendix A to the proxy statement Netezza filed with the Securities and Exchange Commission on April 23, 2009. A summary of the amended 2007 Stock Incentive Plan’s terms was provided in such proxy statement and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	2007 Stock Incentive Plan, as amended, filed as Appendix A to the Company’s Proxy Statement dated April 23, 2009 filed on Schedule 14A with the Securities and Exchange Commission on April 23, 2009 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETEZZA CORPORATION
Date: June 11, 2009	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	2007 Stock Incentive Plan, as amended, filed as Appendix A to the Company’s Proxy Statement dated April 23, 2009 filed on Schedule 14A with the Securities and Exchange Commission on April 23, 2009 and incorporated herein by reference.